Aída
Topete
Ochoa

Official Certified Translator

I, AIDA TOPETE OCHOA,
Official Certified Interpreter and Translator,
Commissioned by the Council of the
Judiciary for the State of Baja California
to serve as a Deputy in the Administration
of Justice in the Judicial District of
Ensenada, Baja California, Mexico
By means of ratification for the year of 2010 on
the State's Official Bulletin dated December 16th, 2011
(www.poder-judicial-bc.gob.mx),
am competent to translate from the Spanish into the
English language, therefore I hereby
certify that the following (29) twenty-nine pages
are a true and correct translation from the
Spanish into the English Language of the following:

(1) Company charter for

AIVN DE MEXICO, S.A. DE C.V.

Ensenada, B.C. MX, March 19th 2013

AIDA TOPETE OCHOA
PERITO TRADUCTOR OFICIAL
Auxiliar de la Administración
de Justicia del Estado de
Baja California

(Seal Translation)
AIDA TOPETE OCHOA
Official Certified Interpreter and Translator,
Commissioned by the Council of the
Judiciary for the State of Baja California, Mexico

RAFAEL ANGULO CEBREROS PUBLIC COMMERCIAL ATTESTOR	OFFICIAL SEAL

REGISTRY BOOK OF RECORDS AND POLICIES NUMBER FIVE.- POLICY NUMBER 0000/2013 SLASH TWO THOUSAND AND THIRTEEN). --

In the city of Tijuana, State of Baja California, México, on the 7th (seventh) day of the month of March, of the year 2013 (two thousand and thirteen), Mr. EDUARDO LINO BOULLOSA ÁLVAREZ, representing AMERICAN INTERNATIONAL VENTURES, INC.- and, on his own behalf, Mr. EDUARDO LINO BOULLOSA ÁLVAREZ, appeared before me, RAFAEL ANGULO CEBREROS, Notary Public number 18, licensed to practice in Baja California for the purpose of founding a VARIABLE-CAPITAL CORPORATION by the name of "AIVN DE MEXICO" SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, a company that will be ruled by the following: ----

------------------------------------ BYLAWS ------------------------------------

------------------------------------ C H A P T E R I ------------------------------------

COMPANY NAME, ADDRESS, OBJECT AND DURATION --------------------ARTICLE ONE.- COMPANY NAME. The name of the company is to be "AIVN DE MEXICO", and it is to be followed by the words "SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE". --

ARTICLE TWO.- COMPANY PURPOSE. The company shall have as its purpose: ----------------------

1) The exploration, exploitation, benefit from and usage of substances which come from mineral deposits regulated by the Mining Law and its regulations by means of respective concessions, assignments and authorizations, such as exploration concessions and ore concentration plants for private and public service, subject to the limitations and requirements of the applicable laws. ------
2) To enter into all types of mining exploration and exploitation contracts and rental of ore concentration plants. --
3) To apply for, with the corresponding Authorities, the acquisition of the mining rights-of-way to which the Mining Laws and correlate Articles from its Regulations refer, for the achievement of its company purpose. --
4) The marketing of all types of minerals, including petroleum products and products for use in construction, as well as metallic and mineral products. ------------------------------------
5) The acquisition, construction, establishment and operation of all types of ore concentration and

foundry plants, the manufacture or industrialization of concentrated metallic and non-metallic minerals, metals and metallic compounds, as well as mineral products. ----------------------------------

6) Obtaining the necessary permits or concessions for using water currents, and the operation of transmitter and receiver radios for the achievement of the company purpose. --------------------

7) The hiring, use and landing of all types of services related to mining. ------------------------

8) To manage, either directly or by means of third parties, shops for the repair, maintenance, adjustment and assembly of the Company's machinery and equipment, at units for the disposal of the same. ---

9) Excavation, land-movement, design, planning for and remodeling of homes and all types of buildings for residential, commercial and industrial use. --

10) The construction of all types of maritime or land projects, as well as urbanization and construction, including the promotion of housing, commercial, industrial, or any other kind of development. --------

11) The establishment, construction and administration of operating centers for the docking, loading and unloading of ships that are in use by the Company, as well as for the storage of products or property transported. --

12) The acquisition of all types of permits, concessions, patents and brand names related to the preceding purposes. --

13) To form part of the company capital of corporations, non-profit organizations, associations or research, technological development or any other kind of companies, whether Mexican or foreign, by means of the acquisition of shares or partnerships, whether at the moment of their creation or after, with the formalities and limitations established by the respective laws. ------------------------

14) The study, extraction and exploitation of all types of minerals, metals, and their derivatives, as well as the sale, transport or transformation of all extracted minerals. --------------------------

15) The study, exploration, extraction and exploitation of any type of mines, as well as the acquisition of mining concessions. --

16) The import and export of equipment, machinery and parts necessary for the achievement of the company purpose. --

17) The buying and selling of all types of equipment in general ------------------------------

18) The buying, selling, import, export, rental and subletting of all types of machinery, light or heavy transport vehicles, automobiles, mobile homes, ships, airplanes and equipment, accessories, spare parts, electrical materials, electric motors and their derivatives, and other types of merchandise,

generally.-------------- --

19) The purchase, sale, storage, distribution, import and export of all types of mineral and metals, metallic elements and their derivatives, including - but not limited to - precious stones, of any type or natural or chemical nomenclature.-------------------------- --------------------

20) To obtain capital on loan, with or without guarantees, from Mexican or foreign institutions, to be used for activities, which are legal in Mexico.--------------------------- -----------

21) Entering into credit contracts, with or without guarantees, with known Credit Institutions, such as banks, Auxiliary Credit Institutions or Financing Intermediaries, public and private, whether Mexican or foreign, as well as the granting of real or personal guarantees, with its own credit or that of third parties; it can issue, endorse, accept, deduct and undersign credit instruments in the terms of the Ninth Article of the General Law on Credit Instruments and Operations; such as, giving and taking money in loans and granting real or personal guarantees which might be necessary or convenient; to establish mortgages or sureties, and granting bonds, or any type of guarantees to businesses that might have an interest in the company.-------------------------- ----

22) To acquire shares or participation in other companies at the time of establishment, or after, whether they involve capital corporations or persons.---------------------------- -----

23) To take in rental such real estate and moveable property as might be necessary for the achievement of the aforementioned purposes.------ ---------------------------------

24) To acquire ownership of the moveable and real estate property which might be strictly necessary for establishing its offices, stores and warehouses.-----------------------------

25) The formalization of all actions and contracts which might be related to said objects.-----------

26) To act as a distributor, commission agent, mediator, representative or intermediary and accept the carrying-out of representations of businesses and activities geared to the development of the company.------------------ ------------------------------ ------------

27) The establishment of agencies and branches in any part of Mexico and abroad. ------------

28) To promote, establish, organize, make use of and participate in the capital and assets of all types of companies, non profit organizations, associations industrial, commercial, service or other types of companies, both Mexican and foreign, and participate in their administration or liquidation.

29) The acquisition, sale and, in general, negotiation of all types of shares and of any title or value permitted by the Law.------------- --------------------------------- ----------

30) Acquiring and granting, under any title, patents, brand names, options and preferences, as well

as concessions for all types of activities.---- --

31) To obtain the registration of brand and commercial names, acquire or sell all types of industrial property rights and copyrights; as well as obtain or grant licenses or authorizations for the use and exploitation of the same.------------------------------ ----------------------------

32) To obtain loans, with or without guarantees and issue, accept, guarantee, acquire, endorse and, in general, transfer all types of credit instruments according to the Law, as well as endorse or guarantee, in any form, obligations to third parties.------- ---------------------------

33) Work under commission, mediations, and carry out negotiations of all types.--------------

34) To acquire ownership of, or rent and possess or use under any title, all types of moveable property or real estate that might be necessary in carrying out the company's purposes.- --------

35) The issuing, undersigning and endorsement of any real estate titles or values permitted by the Law.----------- --

36) The lending or hiring of technical or consulting services, as well as entering into contracts and agreements for the achievement of the company's purpose.--------------------------------

37) The entering into, within or outside of Mexico, on its own account and name, or on the account of and in the name of third parties, all types of acts, contracts, or agreements - whether civil or commercial, principal or accessory, or of any other kind, in keeping with the law, and in general enter into all types of contracts and agreements with individuals and legal entities, and the execution of all types of actions which are directly or indirectly related to the company purpose, which are permitted by Mexican laws, or foreign laws, when applicable.-------------------------------------

- The activities or acts indicated in the object stated in this Article, can be exercised provided that they are in keeping with the applicable legislation and comply with the permits and authorizations established by the Law.----------- ------------------------------------

ARTICLE THREE.- NATIONALITY AND ADMISSION OF FOREIGNERS CLAUSE. The Company is Mexican. Any foreigner who at the time of its establishment or at any subsequent time acquires an interest or participation in the Company will be considered, due to that simple fact, as a Mexican citizen and it will be understood that they promise not to invoke the protection of their government, under penalty, in the event of failing to comply with this agreement, of losing said interest or participation, which would pass into the possession of the Mexican nation.--- ------------------------------ -------------

ARTICLE FOUR.- COMPANY ADDRESS. The Company's address will be the City of Ensenada, Baja California without regard to any agencies or branches, etc., which it establishes or might establish in any other part of

Mexico or abroad, regardless of the faculty of the Board of Directors or the Sole Administrator to designate contractual addresses in operations or concrete acts.---------- -------------------

ARTICLE FIVE.- DURATION. The Duration of the Company will be for fifty years, which will begin to run and be counted as of the signing of this document.-------------- ---------------------

---------------------- ------------ **CHAPTER II**---------------------- ------------

--- **CAPITAL** -------------------------- ----------

ARTICLE SIX.- CAPITAL. The Company's capital is to be variable. The minimum fixed capital is the amount of $100,000.00 (One hundred thousand Mexican pesos), fully signed and paid for in cash. The variable part of the capital is unlimited.---------------------------------- ------------------------------

ARTICLE SEVEN.- ON THE SHARES. The minimum company capital is represented by 100 (one hundred) registered shares, common and paid for, which represent the fixed portion which may not be withdrawn. The variable portion shall be unlimited.- Both the shares representing the minimum company capital and the shares representing variable company capital are ordinary or common shares, and confer on their holders equal rights and obligations and are indivisible with regard to the Company; each share shall have a value of **$1,000.00** (one thousand and 00/100 Mexican pesos).---------------------- ---------

The acquisition of a share produces the unconditional submission of the shareholder to the company charter and the valid agreements and rulings of its governing bodies.- Provisional certificates and definitive titles for shares shall be progressively numbered and shall contain, when called for, the information indicated in Articles one hundred twenty-five and one hundred twenty seven of the General Law on Corporations, as well as the stipulations of the Third Article of these By-laws and should be signed by the President and any other member of the Board of Directors or the Sole Administrator, as the case may be.

ARTICLE EIGHT.- SHAREHOLDERS' REGISTRY BOOK. The Company will keep a Shareholders' Registry Book, and in it will be noted the names, nationalities and addresses of the shareholders, expressing the characteristics and other particularities of the shares, as well as any transfers of the same. No transfer of shares shall take effect which is not recorded in the Shareholders' Registry Book, which shall be signed by the Company Secretary or the Sole Administrator, as the case may be.-------- --------------------

-------------------------- **ARTICLE NINE.- TRANSFER OF SHARES** -------------------------

- A.- The shares will be represented with nominative titles and the property rights to the same shall be **transferrable by means of endorsement and delivery of the titles, although they may also be transferred**

by other legal means. The ownership of the shares and transfer of the same shall be recognized by the Company when these are recorded in the Shareholders' Registry. ---------------------------------

B.- The Company shall only recognize as a shareholder such persons who are registered as such in the Shareholders Registry Book. The Owner of any share, by the simple fact of being such, is obligated by the stipulations in this document and in any of its revisions, if there should be one, as well as the resolutions and valid actions taken by the Company's governing bodies. - The shareholders shall have preferential rights to purchase, under the same terms and conditions, the shares in company stock which might be put on sale by other shareholders, in keeping with the rules mentioned below. Notwithstanding the preceding, it is agreed that any company which is a shareholder in this company may transfer its shares, without any limitation whatsoever, to other companies in which they hold stock, or those in which it acquires majority capital with which mergers might take place. --

C.- If several of the shareholders are interested in acquiring shares placed on sale, the preferential rights will be divided among them, in proportion to the number of shares they possess. ----------------

D. For the preceding purposes, when a shareholder wishes to sell his shares, he will make this known in writing to the Sole Administrator or the President of the Board ("Presidente del Consejo"), as the case may be, indicating the price he/she has been offered and attaching the document that attests to this, or, if it is an operation between shareholders, the price at which he/she wishes to sell. The Sole Administrator or President of the Board will notify by certified mail the other shareholders, at the addresses that appear in the Shareholders Registry Book, and these will have a period of thirty days after receiving the notice to declare to the Secretary of the Board of Sole Administrator their decision to buy and the number of shares they wish to acquire. --

E.- If the other shareholders should fail to exercise their rights during the aforementioned period, or should not exercise them for all the shares offered, the shareholder who wishes to sell may do so freely with regard to those shares over which the preferential right was not exercised. --------------------------------

F.- Notwithstanding what is established in this Article, any transfer of shares authorized by the totality of all of the shareholders together, may be effected without the need for notifying the Sole Administrator or President of the Board of Directors, as the case may be. --

G.- The Company will not record any transfer in the Shareholders Registry Book, nor will it recognize as a

Shareholder an acquirer unless he or she has demonstrated that he or she has complied with the requirements stipulated herein. ----------------------------------- ----------------

ARTICLE TEN.- EXCHANGE OF TITLES. The shareholders may request the exchange of share titles at any time. The expenses caused by the exchange shall be on the account of the shareholder who requests it. ---

ARTICLE ELEVEN.- INDIVISIBLE SHARES. The Company will consider each share as one and indivisible. If a share should belong to two or more persons, these may name a common representative who will be the only person with the right to attend the Shareholders' Meeting. If the naming of a common representative is omitted, the designation shall be made by judicial authorities. The common representative may not sell or encumber the share except in accordance with the stipulations in common law in matters of co-ownership. ----- ---------------- ----------------- ------------------------- -------

ARTICLE TWELVE.- REPLACEMENT OF SHARES In the event of loss, destruction or robbery of one or more shares, the procedure established in Article Forty-Four and subsequent Articles , in the General Law on Credit Titles and Instruments will be followed. Once that procedure has been followed through on, the Company, at the written request of the interested shareholder, will replace the titles at the owner's expense. The new titles will be issued in the name of the person who appears as their owner in the Shareholders' registry. ------------ ---------------- ---------------- ---------

ARTICLE THIRTEEN.- INCREASES AND DECREASES IN VARIABLE COMPANY CAPITAL The General Ordinary Shareholders' Meeting may agree to increases or decreases of the company capital in its variable part. Variations in capital above the minimum will be governed by the following regulations: ---------------

a).- The same Meeting which rules an increase in capital, will rule in regard to the manner and terms in which said increase should be signed and paid for, but no new increase may be ruled until the previous increase is fully paid for. ----------------- ---------------- ---------------- -------

b).- The Meeting may also authorize the Board of Directors or the Sole Administrator to place on the market - always respecting the preferential rights of the shareholders - the shares which represent said capital. It may even authorize them to place them on the market, at their discretion in regard to payment periods and amounts, within the increase authorized. ------- ---------------- -----------

c).- The shareholders shall always have preference in undersigning the increases, in proportion to the number of their shares, in keeping with Article one hundred and thirty two of the General Law on Corporations------ ----------- ---------- ----------------------------------- --

d).- The company capital may not be reduced to a level lower than the minimum company capital, unless this is ordered by an Extraordinary General Meeting. -- ------

e).- The Meeting which orders the reduction of capital shall establish the conditions under which this is to be carried out. ---- ----------------- -------------------------------------- ------

f).- As soon as a reduction has been ordered, the resolution must be made known to each of the shareholders, giving them the right to amortize their shares in proportion to the reduction in capital which has been ordered ; said right should be exercised within the fifteen days after receiving the notification. ---

g).- If within the time period established there has been a request for reimbursement for the number of shares which corresponds to the capital which is to be reduced, the shareholders who requested it shall be reimbursed on the date established for that purpose. ------- ------------------ -------------

h).- If requests for reimbursement should exceed the redeemable capital, the amount of the reduction shall be distributed for amortization among the requestors in proportion to the number of shares which each one may have offered for amortization, and reimbursement shall take place on the date established for the General Ordinary Meeting. ------------------------- ----------------- -------------

i).- If the requests made should not match the number of shares which are to be amortized, the shares of the shareholders who have so requested shall be reimbursed, and the remaining shares which should be amortized, in order to reach the amount by which the reduction of company capital has been decreed, shall be designated by means of random selection before a Notary Public. In any case, the partial or total withdrawal of shares by a shareholder shall not take effect until the end of the fiscal year currently in progress, if the notification or random selection occurs before the last trimester of said fiscal year, and not until the end of the following fiscal year, if it is done after. --------------------- ---------------

j).- Variations in company capital should be noted in the Registry Book which the Company keeps for that purpose. --------- ------------------- ------------------------------------ ---------

------------------------------------- --CHAPTER III------ -------------------- -----

---- ------------------ -----MANAGEMENT OF THE COMPANY----------------------------

--------------------ARTICLE FOURTEEN.- MANAGEMENT OF THE COMPANY.-------------------

The Administration and representation of the Company shall be the responsibility of a **SOLE ADMINISTRATOR or of a BOARD OF DIRECTORS.** --

- The Ordinary Meeting may freely establish the manner of Management of the company, and in the case of a Board of Directors, the same shall have the faculty to determine the number of members which should comprise it. The following rules shall apply in the event that the Company is managed by a Board of

Directors. - - ---

a).- The Sole Administrator or the members of the Board of Directors shall remain in their positions for a year, but they must continue to function until someone else is nominated, and the new nominees assume their positions. They may be re-elected once or several times, and the Meeting may revoke their nominations at any time.---

b).- The Meeting may name such substitute members of the Board as it considers convenient, and the same shall substitute for a specific Proprietary Member of the Board or for any of them, according to what is agreed by the Meeting.--

c).- The Sole Administrator or the Members of the Board of Directors shall be designated by the Ordinary Shareholders' Meeting by majority vote, and these may be shareholders or persons outside the Company. Any shareholder or group of shareholders who attend the Meeting at which Members of the Board are to be elected, may name a Member, provide that he or she represents at least 25% of the company capital. --

d).- The Board of Directors shall meet at the Company's address, or at any other place in Mexico or abroad, if necessary, in sessions convoked by the President of the Board of Directors at least five days in advance, by means of certified mail with proof of receipt, or by telegram.- Prior convocation/Summons shall not be necessary if all of the Members are present, or if one who does not attend declares in writing his or her willingness to let the session be held without his or her presence, without allowing the summons period go by.- The Board shall validly function with the attendance of the majority of its members, and its rulings shall be made by majority vote. Minutes of each session of the Board, in which its resolutions are attested, shall be kept. The Minutes shall be signed by the President and another member of the Board of Administrators -
----

ARTICLE FIFTEEN.- FACULTIES OF THE SOLE ADMINISTRATOR OR OF THE BOARD OF DIRECTORS.- - The Sole Administrator, or, as the case may be, the Board of Directors, shall represent the Company and shall have invested in them the most ample Faculties granted them by Law, and they may take up the Company's matters, enter into Contracts in its name and dispose of its property, with absolute authority, subject only to the responsibility which the Law assigns them. For greater clarity, the Sole Administrator or Board of Directors shall have all of the faculties corresponding to an Agent granted a General Power of Attorney and may therefore intervene in all types of operations as the Company's representative, without limitation, and with the breadth of powers established by Article two thousand five hundred and fifty-four of the Federal Civil Code in its three paragraphs, and its correlate for the State of Baja California. The Sole Administrator or Board of Directors shall be invested, as a result, with the faculties which are listed below, among others:- - -

----

a).- General Power for Lawsuits and Collections.- In the terms of Article two thousand, five hundred and fifty-four, and two thousand, five hundred and eighty-seven of the Federal Civil Code, attached to the Business Code, and its correlate, Article two thousand four hundred and sixty-one of the Civil Code for the State of Baja California, as well as correlate Articles in the States of Mexico where said power is exercised, with Administrative Organs having the express faculty to withdraw from cases, to bring and withdraw from the recourse of *amparo*, in the terms of Article 27 (twenty-seven) of the *Amparo* laws; to arrive at compromises and to commit the company in arbitrations, to write up and respond to interrogatories, to reject judges and juries ("recusar" – to recuse), to receive payments, to exact compliance with obligations; to object to documents, to attend bidding and present offers in the same, to appear before all kinds of persons and judicial, administrative, civil, penal and labor authorities, whether they be federal, state or municipal, to cooperate in the name of the company with the Public Ministry and grant the pardon of an offended party; in general, to initiate, prosecute and withdraw from all types of legal actions, lawsuits, and complaints in the terms of Article 120 (one hundred and twenty) of the Federal Penal Procedures Code, as well as Article 230 (two hundred thirty) of the penal procedures code for the State of Baja California and applicable correlate articles in the other Mexican states, cases and recourses, enjoying all types of faculties to be exercised in labor matters, before Federal and Local Conciliation and Arbitration boards, or outside them; to function in labor matters in all procedural phases, including offering evidence, entering into agreements, and ratifying them, and in general, to function in ordinary or special proceedings, both in individual conflicts and in collective conflicts, and in collective conflicts of an economic nature or having to do with strikes. ---------

----

b).- General Power for Administrative Actions.- To represent the company before any governmental agency, centralized or decentralized office or department, and even before state-participation businesses, whether the holdings are majority or minority to initiate, prosecute or settle administrative matters, and to enter into agreements with the Federal Government in the terms of that which is established in Article Twenty-Seven of the Constitution, its Regulations and other relative and applicable laws and regulations. --

----

c).- General Power for Administrative Actions.- In keeping with the stipulations of the second paragraph of Article two thousand five hundred and fifty-four of the Federal Civil Code attached to the Business Code and its correlate, Article two thousand four hundred and twenty-eight of the Civil Code for the State of Baja California and its correlates in the Civil Codes of the other States of Mexico in which said power is

exercised.---

d).- General Power for Labor Management Actions. - To represent the company in labor trials or procedures in the terms of, and for the purposes mentioned in, Articles 11 (eleven), 46 (forty-six), 47, (forty-seven), 134 III (one hundred and thirty-four, Section IV), 523 (five hundred twenty three), 692-II and III (six hundred ninety-two, sections II and III), 694 (six hundred ninety-four, 695 (six hundred ninety-five) 786 (seven hundred and eighty-six), 787 (seven hundred and eighty-seven, 873 (eight hundred and seventy-three), 874 (eight hundred and seventy-four), 876 (eight hundred and seventy-six), 878 (eight hundred and seventy-eight), 880 (eight hundred and eighty), 883 (eight hundred eighty-three), 884 (eight hundred and eighty-four), 899 (eight hundred ninety-nine), in relation to the applicable regulations of Chapters XII and XVII of Title Fourteen, all from the current Federal Labor Law, with the attributions, obligations and rights in regard to legal capacities stipulated in said legal dispositions. In addition, he confers on Agents representation of the company, in the terms of Article 11 (eleven) of the aforementioned Federal Law.---

The power which is granted, the **LABOR REPRESENTATION** delegated and the **LEGAL REPRESENTATION OF THE COMPANY** which are conferred by means of the present instrument, shall be exercised with the following faculties, which list does not comprise the full range of the aforementioned faculties. Agents may function before Unions with which Collective Labor Contracts have been formalized, and for all purposes of collective conflicts, he may function before the workers themselves, for all purposes concerning individual conflicts; in general for all worker-employer matters and to be exercised before any of the Labor and Social Service authorities referred to in Article 523 (Five hundred and twenty-three) of the Federal Labor laws; he may also appear before Conciliation and Arbitration Boards, whether local or federal. As a result, the Agents may appear in labor cases with all the attributes and faculties mentioned in the present Clause, and in addition, BE THE MANAGEMENT REPRESENTATIVE OF THE COMPANY, for the purposes mentioned in Articles 11 (eleven), 46 (forty-six) and 47 (forty-seven), and also the LEGAL REPRESENTATIVE of the Company, for the purposes of accrediting identities and capacities in court cases or outside of them in the terms of Article 692-II and III (six hundred ninety-two, Sections II and III); he may appear at testimony hearings, in the terms of Articles 787 (seven hundred eighty-seven) and 788 (seven hundred eighty-eight) of the Federal Labor Laws, with faculties to draw up or to answer interrogatories and offer testimony in any of the settings in which this occurs...; To specify contractual addresses for receiving notifications in the terms of Article 876 (eight hundred and seventy-six); he may appear with the sufficient LEGAL REPRESENTATION for attending hearings, to which Article 873

(eight hundred seventy-three) in their three conciliation phases, of suing and objecting and of offering and accepting evidence, in the terms of Articles 875 (eight hundred and seventy-five), 876 I and VI (eight hundred and seventy-six, Sections I and VI), Article 877 (eight hundred seventy-seven), 878 (eight hundred and seventy-eight), 879 (eight hundred and seventy-nine) and 880 (eight hundred and eighty); -----------

e).- General Power for Acts of Ownership: They are authorized to execute acts of ownership with regard to the property and rights of the company, as well as all the general and special faculties, even those which, according to the Law require a special Power or clause, without any limitation whatsoever, in the terms of the third paragraph of the aforementioned Articles two thousand five hundred and fifty-four of the Federal Civil Code, attached to the Business Code and its correlates for the other Mexican States. - -----------

f).- Power to Undersign Credit Instruments: A general Power of attorney to undersign, endorse or transfer credit instruments in the terms of Article Nine of the General Law on Credit Operations and Instruments, in the broadest amplitude, and without any limitation whatsoever, as well as for opening and closing bank accounts in the name of the Company.--- ---------------------------- --------------- ---

g).- To execute the rulings of the Meeting, interpret them and promote their optimal application and compliance.--------- ----------------------------- --------------- ---------------

h).- To designate Functionaries, Substitute or delegate their faculties, totally or partially, with express reservation of the same, with the faculties which in each case he might deem pertinent, which pertain to the Board of Directors, as well as to revoke the respective mandates or substitutions. ------------------

ARTICLE SIXTEEN.- MANAGERS AND FUNCTIONARIES. The General Ordinary Shareholders' Meeting, the Sole Administrator or Board of Directors, as the case may be, may designate one or several Managers for the best handling of the company's business, as well as those functionaries they might consider necessary. The General Shareholders' Assembly, the Sole Administrator, or the Board of Directors may also name a Company Secretary, as well as any functionaries that might be required or necessary for the optimal progress of the company's business.- The area of action and faculties that the aforementioned functionaries shall enjoy, shall be determined at the time of their naming by whomever designates them, depending on the situation.--------- -------------------------- ------------- -------------- --

--- --------------- --------------- **-CHAPTER IV-**---- ---------------------------- ---

------------------------------- **SHAREHOLDERS' MEETINGS**-------------- ----------

ARTICLE SEVENTEEN.- ON SHAREHOLDERS' MEETINGS. The supreme organ of the Company shall be the Shareholders' Meeting, whose characteristics, functioning and organization shall be governed by the

following rules:

1.-CLASSIFICATION OF MEETINGS.- The Shareholders' Meetings shall be Ordinary and Extraordinary, according to the nature of the matters they are to take up.----------------- --------------

A.- EXTRAORDINARY MEETINGS shall take up the following matters:--------------------

a).- Extension of the duration of the Company----------------------------- --------------

b).- Premature dissolution of the Company-- --

c).- Increase or decrease in the minimal capital of the Company---------------------------- -----

d).- Change of the Company purpose------------------------ ---------------------

e).- Change in the nationality of the Company ------------------- -----------------------

f).- Transformation of the Company ------------------------------ ----------------

g).- Merger with another Company ------------------------------- ---------------------

h).- Issuance of privileged shares --

i).- Amortization by the company of its own shares from the minimum fixed capital and issuance of privileged shares.---------- --

j).- Issuance of obligations.- ------------------------------- -----------------------

k).- Any other modification of the by-laws.---- --

B.- ORDINARY MEETINGS will take up any of the kinds of matters to which Article one hundred and eighty-one of the General Law on Corporations refers, as well as increases or decreases in variable company capital, and all other matters contained in the Meeting Agenda and which, according to the Law or to these by-laws, are not expressly reserved for an Extraordinary Shareholders Meeting.-----------------------

2).- ORDINARY MEETINGS AND ORDINARY ANNUAL MEETINGS. The Ordinary Meetings shall be held at least once a year, within the first four months of each year, and will be known as the Annual Ordinary Meeting; other meetings will be referred to as Ordinary Meetings.-------------------- -- -------

3).- SUMMONSES FOR ORDINARY AND EXTRAORDINARY MEETINGS. Ordinary and Extraordinary Meetings shall be convoked by the Sole Administrator or by any Councilor (board member).--------------------

Shareholders' meetings may be called at the request of one shareholder, or a group of them,, under the circumstances and in the manner stipulated in Article one hundred eighty-four and one hundred eighty-five of the General Law on Corporations. The summons in either case will be made by means of the publication, fifteen days in advance of the Meeting, in the Official Periodical or in the newspaper with the greatest circulation in the hometown of the Company. The meeting summons shall contain - at the very least - the date, time and place of the Meeting, as well as the

Meeting Agenda for the same, and it shall be signed by the Vice-President of the Company, by the Secretary if appropriate, by the person designated by the Board of Directors or Sole Administrator or by the Commissioner (member of the Board of Directors) or, failing these, by a competent Judge, in keeping with the stipulations of Articles One Hundred and Sixty-Eight, Once Hundred and Eighty Four and One Hundred and Eighty-Five of the General Law on Corporations. ------------

Ordinary and Extraordinary Meetings may be validly held without the need of a Meeting Convocation when its capital is totally represented and the shareholders agree to take up the matters submitted for their consideration. ---------------------------------- ------

4).- QUORUMS IN THE MEETINGS:- In order for Shareholders' Meetings to validly convene, the following is required: -- ------------------

A.- **<u>ORDINARY AND ANNUAL ORDINARY MEETINGS: AFTER FIRST, SECOND OR SUBSEQUENT SUMMONSES.</u>**- With the attendance of persons representing at least a majority of the company capital, and the resolutions shall be made by the favorable vote of shares representing at least the majority of the votes present, at a meeting after a first summons; when a meeting after a second or subsequent summons, this fact must be expressed, and the matters indicated in the Meeting agenda, at the meeting, shall be ruled on, whatever may be the number of shares represented. --

B.- **<u>EXTRAORDINARY MEETINGS: AFTER FIRST, SECOND OR SUBSEQUENT SUMMONS.</u>** A minimum attendance of the number of shares representing seventy-five per cent of the company capital, at least, and resolutions shall be made by the affirmative vote of shares representing the majority of the company capital. ----------------------------- --------------------

5).- THE FUNCTIONING OF THE MEETINGS. The Meetings shall be presided over by the Sole Administrator or the President of the Board of Directors, and if they should be absent, by whomever the Meeting elects. The Vice-President or whoever has that position in the Board of Directors or in the Company, or whomever the Meeting might designate, as the case may be, shall act as Secretary. Whoever presides over the Meeting will name, from among the shareholders, one or more scrutineers, who shall certify attendance, and shall be the persons in charge of collecting and tallying the votes. ----------------------------- - ----------------------

a).- **ATTENDANCE AND REPRESENTATION OF THE SHAREHOLDERS.-** To be admitted to the Shareholders' Meeting, a shareholder must be registered as such in the Company's Shareholder Registry Book. Shareholders will have the right to personally attend Meetings, or by means of representatives, with a simple Power of Attorney being sufficient for that. For the representation to be effective, the shareholders may not be represented by the Sole Administrator or any member of the Board of Directors, nor by the Company Commissioner. -------------------

b).- **MINUTES OF MEETINGS AND CERTIFICATIONS.-** The person who acts as Secretary will prepare Minutes for the meetings, which are to be signed by at least the presiding Functionary and by the Secretary; he will register them in the special Book which is kept for that purpose by the Company, and attach to these Minutes the documents related to the same.- When the minutes of a Meeting cannot be recorded in the authorized book, said minutes shall be notarized by a Notary Public. ---

The Minutes of Extraordinary Shareholders' Meetings shall be notarized, without exception, and well be included in the Business Section of the Public Registry of Property. The Secretary is granted the faculty to issue certificates and receipts for the Minutes. ----- ---------------------

------------------------------ **CHAPTER FIVE** -----------------------------------

----------------------------- **SUPERVISION** ------------------------------------

ARTICLE EIGHTEEN. ON COMMISSIONERS. Supervision of the Company will be the responsibility of a Commissioner who will be named by the General Shareholders' Meeting. Said Functionary may or may not be a shareholder and will remain for a year in his position for a year; but he will be required to remain in the same until the person who is to substitute him assumes the position. -- He/she may be re-elected. The Meeting may name a Substitute Commissioner. The Shareholders who, in the General Ordinary Meeting at which the designation of a Commissioner occurs, were in a minority which amounts to at least twenty-five percent of the company capital, in regard to said designation, may name another Commissioner. The Commissioners shall have the faculties and obligations granted them by the General Law on Corporations, and should receive the remuneration stipulated by the General Ordinary Shareholder's Meeting. -------------------

-------------------------------CHAPTER VI.-------------------------------

----------------FISCAL YEAR, ANNUAL ADMINISTRATION REPORT----------------

-------------------AND APPLICATION OF PROFITS AND LOSSES-----------------

ARTICLE NINETEEN.- ANNUAL ADMINISTRATION REPORT. Within three months after each fiscal year, the annual Administration report to which Article One Hundred and Seventy-Two of the General Law on Corporations refers, which must be submitted for the approval of the General Shareholders' Meeting for its approval, , and which will be delivered to the Commissioner(s) one month in advance of the date on which the Meeting is held, will be presented ---------------

ARTICLE TWENTY.- DISTRIBUTION OF PROFITS AND LOSSES. The profits referred to in the Annual Administration Report, after paying income taxes and profit-sharing by the workers, will be distributed according to the following rules: - - - a).- The amount established by the Ordinary Shareholders' Meeting, which is never to be less than five percent of the profits, shall be set aside to constitute the legal reserve, which will accumulate until it reaches a value equivalent to the fifth part of the company capital; to reconstitute the reserve fund until it reaches a value that represents the fifth part of the company capital, the same procedure will be followed. ---------

b).- The shareholders shall officially determine the compensation which will correspond to the Councilors, to the Sole Administrator and to the Commissioner or Commissioners, except in those cases when salaries fixed by the Meeting have been paid and said salaries are considered adequate.--

c).- A certain percentage of the remaining profits may be set aside in order to form or, when appropriate, to reconstitute the profit re-investment fund.----------------------------------

d).- The rest may be distributed among the shareholders in proportion to the number of their shares.---

e).- The Shareholders' Meeting will fix or delegate to the Board of Directors, if there is one, the faculty to fix, the date on which the payment of the dividends agreed upon, will be made.-------

f).- The dividends will be paid to the shareholders who are registered in the Shareholders' Registry, on the date established for the payment of dividends.------------------------------

g).- Dividends that are not paid out in a period of five years, counting from the date stipulated for their payment, shall be assumed to have been renounced and ceded to the Company, provided

the shareholders have been notified previously, in writing. ----------------------------

-The Founders of the Company attest that they reserve no special participation in the profits. ----

h).- The losses shall be distributed among the shareholders in proportion to their shares, up to the amount paid for the same. --

i).- When there have been increases in capital, the shares paid in order to effect said increase, shall participate in profits only in proportion to the amount and period, within the fiscal year in which they may have been paid for; but they shall not participate in the results of a fiscal year if they were paid for during the last two months of said fiscal year. ----------------------------

------------------------------------ **CHAPTER VII** ------------------------------

--------------------------- **DISSOLUTION AND LIQUIDATION** ------------------------

ARTICLE TWENTY-ONE.- DISSOLUTION. The Society may enter into dissolution for any of the causes specified in Article two hundred and twenty-nine, and other related Articles of the General Law on Corporations. --

ARTICLE TWENTY-TWO.- LIQUIDATION OF THE COMPANY. The Company being dissolved, it will be placed in liquidation and for this purpose, the following regulations will be observed: ---------------------

a).- The Shareholders' Meeting which rules to dissolve shall name one or more liquidators. -------------

b).- Once the liquidators have been named, their nomination will be recorded in the Public Registry of Property, Business Section, and until they are registered, the Board of Directors, or the Sole Administrator, as the case may be, will continue to function. ------------------------------------

c).- The Meeting which rules for dissolution and names the liquidators, shall establish the regulations to which the liquidation procedures are to be subject, observing the measures stipulated in Article two hundred and forty-seven and other related Articles of the General Law on Corporations --------------

d).- The Board of Directors or Sole Administrator, as the case may be, shall deliver to the liquidator(s) the property, books and other documents of the Company, preparing minutes which detail the assets and liabilities of the Company. --

e).- During the liquidation process, the liquidators shall be the legal representatives of the Company, with all of the following faculties: --

----

I.- To conclude any company operations which may have been unfinished at the time of dissolution. ---

II.- Collect what is owed to the Company and pay what it owes. -----------------------------

III.- To sell the property of the Company. ---------------------------------------

IV.- To liquidate for each shareholder his part in the company. -

V.- To prepare the final balance of the liquidation, which must be submitted for discussion and approval by the shareholders, in the corresponding manner. The final balance once approved, shall be deposited in the Public Registry of Property, Business section; -

- VI.- To acquire from the Public Registry of Property, Business Section, the cancellation of the registration of the company's charter, once the liquidation is concluded. -

- -**TEMPORARY ARTICLES**- -

FIRST.- THE MINIMUM COMPANY CAPITAL IS **$100,000.00** (ONE HUNDRED THOUSAND AND 00/100 MEXICAN PESOS), AND THE VARIABLE CAPITAL IS UNLIMITED, WHICH IS FULLY UNDERSIGNED AND PAID FOR, IN CASH, IN THE FOLLOWING WAY: -

SHAREHOLDERS	**SHARES**	**VALUE**
AMERICAN INTERNATIONAL VENTURES, INC.	90	$90,000.00
EDUARDO LINO BOULLOUSA ÁLVAREZ	10	$10,000.00
TOTAL	100	$100,000.00

- The preceding amounts to a total of **100** (one hundred) shares, signed and paid for in cash by all of the shareholders, making a total of **$100,000.00 pesos (ONE HUNDRED THOUSAND MEXICAN PESOS)**, which have been paid in full to the company treasury. -

SECOND.- THE FOUNDING SHAREHOLDERS, MEETING TOGETHER IN THE FIRST GENERAL SHAREHOLDERS MEETING, ISSUED THE FOLLOWING RULINGS: - - The shareholders agree, in keeping with the second paragraph of the fourteenth article of the company by-laws, that the company is to be managed and governed by a **SOLE ADMINISTRATOR**, and for said purpose Mr. EDUARDO LINO BOULLOSA ÁLVAREZ, who was present, was designated, and swore to carry out his position faithfully; he is exempt from the requirement to provide any financial guarantee for the carrying-out of his position, and shall enjoy the faculties of organic ("overall") representation stipulated in Article Fifteen of the company by-laws which, to avoid repetition, are simply considered to be reproduced here as if they had been inserted verbatim. - - - - -

THIRD.- By a unanimous vote, the shareholders agreed, in the terms of Article sixteen of the company by-

laws and Articles ten and one hundred and forty-five of the General Law on Corporations, to designate a General Manager, with said nomination falling to Mr. **JACK WAGENTI**, who may exercise the following faculties of overall representation: a) **General Power For Lawsuits And Collections.** In the terms of Article two thousand five hundred and four and two thousand five hundred and eighty-seven of the Federal Civil Code attached to the Business Code and their correlate Article two thousand four hundred and sixty-one of the Civil Code for the State of Baja California, as well as related Articles in the Mexican states where said power is exercised, having the express power to withdraw, to bring *amparo* cases and withdraw from them in the terms of Article 27 (twenty-seven) of the Amparo Law, to negotiate compromises, to commit the company in arbitration, to formulate and answer interrogatories, to reject Judges and Juries ("recusar"), to receive payments, to exact compliance with obligations; to object to documents, to attend bidding and present offers in the same, to appear before all kinds of persons and judicial, administrative, civil, penal and labor authorities, whether they be federal, state or municipal, to cooperate in the name of the company with the Public Ministry and grant the pardon of an offended party; in general, to initiate, prosecute and withdraw from all types of legal actions, lawsuits, and complaints in the terms of Article 120 (one hundred and twenty) of the Federal Penal Procedures Code, as well as Article 230 (two hundred thirty) of the penal procedures code for the State of Baja California and applicable correlate articles in the other Mexican states, cases and recourses, enjoying all types of faculties to be exercised in labor matters, before Federal and Local Conciliation and Arbitration boards, or outside them; to function in labor matters in all procedural phases, including offering evidence, entering into agreements, and ratifying them, and in general, to function in ordinary or special proceedings, both in individual conflicts and in collective conflicts of an economic nature or having to do with strikes. ------------------------------

b).- General Power for Administrative Actions. To represent the Company before any governmental agency, centralized or decentralized agencies and even before state-participation businesses, majority and minority holdings, to initiate, prosecute or settle administrative matters, and to enter into agreements with the Federal Government in the terms of what which is established in Article Twenty-Seven of the Constitution, its Regulations and other relative and applicable laws and regulations -------------------

c).- General Power for Administrative Actions- In keeping with the stipulations of the second paragraph of Article two thousand five hundred and fifty-four of the Federal Civil Code attached to the Business Code and its correlate, Article two thousand four hundred and twenty-eight of the Civil Code for the State of Baja California and its correlates in the Civil Codes of the other States of Mexico in which said power is exercised.

d).- General Power for Labor Management Actions. - To represent the company in labor trials or

procedures in the terms of, and for the purposes mentioned in, Articles 11 (eleven), 46 (forty-six), 47, (forty-seven), 134-III (one hundred and thirty-four, Section III), 523 (five hundred twenty-three), 692-II and III (six hundred ninety-two, sections II and III), 694 (six hundred ninety-four, 695 (six hundred ninety-five) 786 (seven hundred and eighty-six), 787 (seven hundred and eighty-seven, 873 (eight hundred and seventy-three), 874 (eight hundred and seventy four), 876 (eight hundred and seventy-six), 878 (eight hundred and seventy-eight), 880 (eight hundred and eighty), 883 (eight hundred eighty-three), 884 (eight hundred and eighty-four), 899 (eight hundred ninety-nine), in relation to the applicable regulations of Chapters XII and XVII of Title Fourteen, all from the current Federal Labor Law, with the attributions, obligations and rights in regard to legal capacities stipulated in said legal dispositions. In addition, he confers on Agents representation of the company, in the terms of Article 11 (eleven) of the aforementioned Federal Law. --

The power which is granted, the **LABOR REPRESENTATION delegated and the LEGAL REPRESENTATION OF THE COMPANY** which are conferred by means of the present instrument, shall be exercised with the following faculties, which list does not comprise the full range of the aforementioned faculties. Agents may function before Unions with which Collective Labor Contracts have been formalized, and for all purposes of collective conflicts, he may function before the workers themselves for all purposes concerning individual conflicts; in general for all worker-employer matters and to be exercised before any of the Labor and Social Service authorities referred to in Article 523 (five hundred and twenty-three) of the Federal Labor laws; he may also appear before Conciliation and Arbitration Boards, whether local or federal. As a result, the Agents may appear in labor cases with all the attributes and faculties mentioned in the present Clause, and in addition, BE THE MANAGEMENT REPRESENTATIVE OF THE COMPANY, for the purposes mentioned in Articles 11 (eleven), 46 (forty-six) and 47 (forty-seven), and also the LEGAL REPRESENTATIVE of the Company, for the purposes of accrediting identities and capacities in court cases or outside of them ("para los efectos de acreditar la personalidad y la capacidad en juicio o fuera de ellos"), in the terms of Article 692-II and III (six hundred ninety two, Sections II and III); he may appear at testimony hearings, in the terms of Articles 787 (seven hundred eighty-seven) and 788 (seven hundred eighty-eight) of the Federal Labor Laws, with faculties to draw up or to answer interrogatories and offer testimony in any of the settings in which this occurs...; to specify contractual addresses for receiving notifications in the terms of Article 876 (eight hundred and seventy-six); he may appear with the sufficient LEGAL REPRESENTATION for attending hearings, to which Article 873 (eight

hundred seventy-three) in their three conciliation phases, of suing and objecting and of offering and accepting evidence, in the terms of Articles 875 (eight hundred and seventy-five), 876 I and VI (eight hundred and seventy-six, Sections I and VI), Article 877 (eight hundred seventy-seven), 878 (eight hundred and seventy-eight), 879 (eight hundred and seventy-nine) and 880 (eight hundred and eighty); He may also attend hearings of evidence in the terms of Articles 873 (eight hundred and seventy-three) and 874 (eight hundred and seventy-four), all Articles in the current Federal Labor Laws; in addition, he is granted faculties for offering and accepting conciliation formulas, formalizing transactions, making all types of decisions, negotiating and signing labor, judicial or extrajudicial agreements; at the same time, he may act as a representative of the Company in the capacity of Agent, and for all types of labor proceedings or trials, whether individual or collective, which are carried out before any authority; he may formalize work contracts and cancel them, offer re-installments, answer all types of lawsuits, claims or subpoenas, ratifying in the name of the company, as of this moment, everything that agents do in such hearings.------------

FOURTH.- By a unanimous vote, the shareholders agree, in the terms of Article sixteen of the company by-laws and Article ten and Article one hundred forty five of the General Law of Corporations, to designate an Administrative Manager, and said nomination fell to Mr. **RUBÉN REYES MORENO**, who may exercise the following faculties of overall representation:------------

a).- General Power for Lawsuits and Collections.- In the terms of Article two thousand, five hundred and fifty four, and two thousand, five hundred and eighty-seven of the Federal Civil Code, attached to the Business Code, and its correlate, Article two thousand four hundred and sixty-one of the Civil Code for the State of Baja California, as well as correlate Articles in the States of Mexico where said power is exercised, with the express faculty to withdraw from cases, to bring and withdraw from the recourse of *amparo*, in the terms of Article 27 (twenty-seven) of the *Amparo* laws; to arrive at compromises and to commit the company in arbitrations, to write up and respond to interrogatories, to reject judges and juries ("recusar" - to recuse), to receive payments, to exact compliance with obligations; to object to documents, to attend bidding and present offers in the same, **to appear before all kinds of persons and judicial, administrative, civil, penal and labor authorities, whether they be federal, state or municipal, to cooperate in the name of the company with the Public Ministry and grant the pardon of an offended party; in general, to initiate, prosecute and withdraw from all types of legal actions, lawsuits, and complaints in the terms of Article 120 (one hundred and twenty) of the Federal Penal Procedures Code, as well as Article 230 (two hundred thirty)** of the penal procedures code for the State of Baja California and applicable correlate articles in the

other Mexican states, cases and recourses, enjoying all types of faculties to be exercised in labor matters, before Federal and Local Conciliation and Arbitration boards, or outside them; to function in labor matters in all procedural phases, including offering evidence, entering into agreements, and ratifying them, and in general, to function in ordinary or special proceedings, both in individual conflicts and in collective conflicts, and in collective conflicts of an economic nature or having to do with strikes.-----------------------

b).- General Power for Administrative Actions.- To represent the company before any governmental agency, centralized or decentralized office or department, and even before state-participation businesses, **majority and minority holdings**, to initiate, prosecute or settle administrative matters, and to enter into agreements with the Federal Government in the terms of that which is established in Article Twenty-Seven of the Constitution, its Regulations and other relative and applicable laws and regulations.-------------

c).- General Power for Administrative Actions. In keeping with the stipulations of the second paragraph of Article two thousand five hundred and fifty four of the Federal Civil Code attached to the Business Code and its correlate, Article two thousand four hundred and twenty-eight of the Civil Code for the State of Baja California and its correlates in the Civil Codes of the other States of Mexico **in which said power is exercised.**--

d).- General Power for Labor Management Actions. ---- To represent the company in labor trials or procedures in the terms of, and for the purposes mentioned in, Articles 11 (eleven), 46 (forty-six), 47, (forty-seven), 134-III (one hundred and thirty-four, Section III), 523 (five hundred twenty-three), 692 II and III (six hundred ninety-two, sections II and III), 694 (six hundred ninety-four, 695 (six hundred ninety-five) 786 (seven hundred and eighty six), 787 (seven hundred and eighty-seven, 873 (eight hundred and seventy-three), 874 (eight hundred and seventy-four), 876 (eight hundred and seventy-six), 878 (eight hundred and seventy-eight), 880 (eight hundred and eighty), 883 (eight hundred eighty-three), 884 (eight hundred and eighty-four), 899 (eight hundred ninety-nine), in relation to the applicable regulations of Chapters XII and XVII of Title Fourteen, all from the current Federal Labor Law, with the attributions, obligations and rights in regard to legal capacities stipulated in said legal dispositions. In addition, he confers on Agents representation of the company, in the terms of Article 11 (eleven) of the aforementioned Federal Law.--

The power which is granted, the **LABOR REPRESENTATION delegated and the LEGAL REPRESENTATION OF THE COMPANY** which are conferred by means of the present instrument, shall be exercised with the following faculties, which list does not comprise the full range of the aforementioned faculties. Agents

may function before Unions with which Collective Labor Contracts have been formalized, and for all purposes of collective conflicts, he may function before the workers themselves, for all purposes concerning individual conflicts; in general for all worker-employer matters and to be exercised before any of the Labor and Social Service authorities referred to in Article 523 (five hundred and twenty-three) of the Federal Labor laws; he may also appear before Conciliation and Arbitration Boards, whether local or federal. As a result, the Agents may appear in labor cases with all the attributes and faculties mentioned in the present Clause, and in addition, BE THE MANAGEMENT REPRESENTATIVE ("REPRESENTACIÓN PATRONAL") OF THE COMPANY, for the purposes mentioned in Articles 11 (eleven), 46 (forty-six) and 47 (forty-seven), and also the LEGAL REPRESENTATIVE of the Company, for the purposes of accrediting identities and capacities in court cases or outside of them in the terms of Article 692-II and III (six hundred ninety-two, Sections II and III); he may appear at testimony hearings, in the terms of Articles 787 (seven hundred eighty-seven) and 788 (seven hundred eighty-eight) of the Federal Labor Laws, with faculties to draw up or to answer Interrogatories and offer testimony in any of the settings in which this occurs...; he may specify contractual addresses for receiving notifications in the terms of Article 876 (eight hundred and seventy-six); he may appear with the sufficient LEGAL REPRESENTATION for attending hearings, to which Article 873 (eight hundred seventy-three) in their three conciliation phases, of suing and objecting and of offering and accepting evidence, in the terms of Articles 875 (eight hundred and seventy-five), 876 I and VI (eight hundred and seventy-six, Sections I and VI), Article 877 (eight hundred seventy-seven), 878 (eight hundred and seventy-eight), 879 (eight hundred and seventy-nine) and 880 (eight hundred and eighty); He may also attend hearings of evidence in the terms of Articles 873 (eight hundred and seventy-three) and 874 (eight hundred and seventy-four), all Articles in the current Federal Labor Laws; In addition, he is granted faculties for offering and accepting conciliation formulas, formalizing transactions, making all types of decisions, negotiating and signing labor, judicial or extrajudicial agreements; at the same time, he may act as a representative of the Company in the capacity of Agent, and for all types of labor proceedings or trials, whether individual or collective, which are carried out before any authority; he may formalize work contracts and cancel them, offer re-installments, answer all types of lawsuits, claims or subpoenas, ratifying in the name of the company, as of this moment, everything that agents do in such hearings.--

FIFTH.- The Meeting designates, in the terms of Article Eighteen of the present By-laws, and Article sixty-four of the General Law on Corporations, Mr. **LINO MANUEL BOULLOSA ÁLVAREZ** as Commissioner, who

will remain in his position for a year, or until the Meeting designates new Commissioners. -----------

SIXTH.- The persons who appeared in this policy declare: -------------- --------------

a.- That there is in the Treasury of the Company the amount of ONE HUDRED THOUSAND MEXICAN PESOS, the amount of the company capital. -------- --------------- ------------ ----

b.- That the first fiscal year shall run from the date of the signing of this document to the thirty-first of December of the present year. --------------------- --------------- ------------

PERMIT FROM THE DEPARTMENT OF THE ECONOMY. In the terms of Articles 15 (fifteen), 16 (sixteen) and 16A (sixteen-A), of the Foreign Investment Law, I attach the original Authorization to Use a Company Name, which has an electronic signature, which document previously is kept in the file on this policy, marked as Appendix "A", and from which the following pertinent parts are copied: ----- - ---

--"Sole Document Code" --- **A201301071655401624**-------------------- --------------

In the left margin a seal that reads: "ESTADOS UNIDOS MEXICANOS". - S E --------- ------------

---------------------- - **DEPARTMENT OF THE ECONOMY**---- -------------- ---------

------------ ---- **GENERAL DEPARTMENT ON COMMERCIAL REGULATIONS**------- ---------

------ ---------------**AUTHORIZATION TO USE A COMPANY NAME.**---- ----------------

In attention to the reservation made by **Miguel Angel Obregón Onofre**, by means of the system established by the Department of the Economy to authorize the usage of Company Names, and based on the stipulations of Articles 15, 16 and 16 A of the Foreign Investment Law, Article 34, Section XII-a of the Organic Law on Federal Public Administration, Article 69 C iii) of the Federal Administrative Procedures Law, and Article 17 of the Regulations for the Authorization to Use Company Names, as well as the Agreement by which the faculty to authorize the use and change of company names in the constitution of Mexican Associations or Companies is delegated to public servants, published in the Official Newsletter of the Nation on June 14th, 2012, and subject to the condition or conditions specified further on, the USE OF THE FOLLOWING COMPANY NAME IS HEREBY AUTHORIZED: **AIVN DE MEXICO.** This is as of the date and time indicated in the Electronic Signature section found further on. Terms that appear in capital letters contained in the present Authorization shall have the meaning attributed to said terms in the Regulations for Authorization of the use of Company Names, independently of whether they are used in

the plural or the singular.- -

In keeping with the stipulations of Article 18 of the Regulations for the Authorization of Use of Company Names, the present **Authorization** is granted independently of the type of legal entity in question, of the legal category it is in or, when applicable, of the modality to which it might be subject.- - - - - - - - - - - - - - - - -

-In terms of the stipulations of Article 21 of the Regulations for the Authorization to Use Company Names, the Authorized Public Servant or, in the case of co-operative corporations, the authority before whom the corresponding Company or Association is constituted or, when applicable, before whom the change of Company Name is formalized, must ascertain prior to the performance of said actions, that the applicable condition, which are stipulated in the present Authorization and in the aforementioned Regulations are complied with, and he/she must ascertain that the present Authorization is current.- - - - - - - - - - - - - - - - -

-NOTIFICATION OF NECESSARY USE.- -

In keeping with the stipulations of Article 24 of the Regulations for the Authorization of Usage of Company Names, the Authorized Notary Public or other Public Servant who has been chosen in keeping with Article 14 of said Regulations, must give the corresponding Notice of Usage through the System, and within the one hundred and eighty natural days after the date of the present Authorization, in order to make it known the Department of the Economy that the usage of the Authorized Company Name has begun, since the Company or Association has been established, or a change of its Company Name has been formalized, in his presence.- -

In case the Authorized Notary Public or Public Servant who has been chosen, in keeping with Article 14 of the Regulations for Authorization of the Use of Company Names, should fail to provide the Notification of Usage, in keeping with Article 24 of said Regulations, the same may present after the required date, after the payment of a fee, the Notification of Use, albeit after the official deadline.- -

in any of the offices of the Department of the Economy, within thirty calendar days counting as of the date on which the period of one hundred eighty calendar days after the date of the present Authorization.- - - - - - - -The Department of the Economy shall not reserve the exclusive use of the Company Name issued by means of the present Authorization, in case it does not receive the Notification of Usage in the aforementioned terms, and within the period established in the preceding paragraph.- - - - - - - - - - - - - - - - - -

RESPONSIBILITIES: ---

In keeping with the stipulations of Article 22 of the Regulations for Authorization of the Use of Company Names, companies or Associations which use or intend to use a Company Name will have the following obligations: ---

I. To be responsible for any harm or damage which the improper or unauthorized usage of the Company Name granted by means of the present Authorization, in keeping with the Foreign Investment Law and the Regulations for the Authorization to Use Company Names, might cause, and -----------------------

II. To provide to the Department of the Economy the information and documentation that may be required in writing, or through the System, in relation to the usage of the Company Name granted by means of the present Authorization, at the moment of having reserved it, during the time it is used, and after the Notification of Release (of the Company Name) in regard to the same, has been given.

- The obligations established in the preceding Sections must be attested in the Instrument by which the foundation of the Company or Association, or the Change of Company Name, is formalized. -----------

------------------------------ ELECTRONIC SIGNATURE ------------------------------

I, **RAFAEL ANGULO CEBREROS**, Public Commercial Attestor number eighteen, licensed to practice in Baja California, attest: --

a).- That the attached documents, which I have personally seen, and which are added to the file on this policy, faithfully reproduce the originals. --

b).- That the personal data on the persons who appeared are the following: - Mr. **EDUARDO LINO BOULLOSA ÁLVAREZ** stated that his name was that which has been noted, was of Mexican nationality, of adult age, a businessman originally from El Álamo in the State of Baja California, where he was born on the 23rd (twenty-third) day of March, 1971 (nineteen seventy-one), that his current address is : __________ Guadalajara St., in the "Jalisco" District of this city of Ensenada, in the State of Baja California, Mexico, and he identified himself before me with an original document which, after inspecting it, I have attached to this instrument as Attachment "B". ------------------------------------

-Likewise, the Person who Appeared **EDUARDO LINO BOULLOSA ÁLVAREZ** showed evidence of the capacity claimed for this action, as Legal Representative of the "**AMERICAN INTERNATIONAL VENTURES**" company, with a duly-Apostilled Power of Attorney, notarized and translated into Spanish by an authorized Official Translator, which was issued to him on May 3rd (third) of the year 2012, with a Special Power of Attorney with powers as broad as might legally be necessary, so that, in its name he might be able to appear before a Notary Public in Mexico to sign the Constitution Contract of the company in

question; in keeping with that which is established by the Protocol on uniformity in the Legal Regulations on Powers of Attorney, approved in Resolution XLVIII of the Seventh International American Congress of the Panamerican Union, signed by Mexico *ad referendum* on May 7th (seventh), 1953 (nineteen fifty-three), open to signing at the Seat of the Organization of the United American States, in Washington, D.C., approved by the Senate of the United Mexican States on the 22nd (twenty-second) of December, 1951 (nineteen hundred and fifty-one), according to a decree published in the Official Newsletter of the Nation on February 2 (second), 1952 (nineteen fifty-two); ratified by the Federal Executive of the United Mexican States on June 12th (twelfth), 1953 (nineteen fifty-three); the ratification document having been deposited with the *Secretaria General de la Organización de los Estados Unidos Mexicanos* on the 19th (nineteenth) of October of 1953 (nineteen fifty-three) and published in the Official Newsletter of the Nation on December 3 (third), 1953 (nineteen fifty-three); and in keeping with Article 2554 (two thousand and fifty-four) of the Civil Code for the Federal District of the United Mexican States (Mexico City); as a result he can appear as a party in the present legal action and formalize the present contract in representation of the aforementioned company, and which, under oath to tell the truth have not been revoked or annulled; from the aforementioned public instrument I, the undersigning Notary attest to having seen personally, adding the original to this instrument so that it can form an integral part of the same as Appendix "C".---

c).- That I requested from the persons who appeared their fiscal identification identity card and Federal Taxpayers' Registration documents, from each of the partners, which they did not provide me, for which reason I will advise the Tax Department of the same; this is in the terms of Article 27 (twenty-seven) of the Fiscal Code of the Nation; I also requested that they show me their certificate of registration with the National Foreign Investment Registry, in the terms of Article 32 (thirty-two) and 34 (thirty-four) of the Foreign Investment Law, which they did not show me, for which reason I will report this omission to the aforementioned Registry, in accordance with the aforementioned Articles.-------------------------

d).- That the persons who appeared have the legal capacity to grant the present instrument, since I find in them no evidence of natural incapacity and I have had no news that they are subject to interdiction.-------

e).- That previous to the signing of the present instrument, I read it to the persons who appeared, and I explained to them the value and legal consequences of the same. They signed it in my presence of the 6th (sixth) day of March of the year 2013 (two thousand and thirteen).----------------------------

I ATTEST---

-----------------------------------INSERTIONS OF TEXT OF LAWS:------------------------

-------------------------------- FEDERAL CIVIL CODE 2554--------------------------------

-----------------------(TWO THOUSAND FIVE HUNDRED AND FIFTY-FOUR)----------------------

That Article two thousand five hundred and fifty-four of the Federal Civil Code says: "In all general Powers of Attorney for lawsuits and collections, it shall be sufficient that it be stated that these are granted with all the general and special faculties which require a special Clause in keeping with the Law, for it to be understood that these powers are conferred in that manner, so that the agent has all administrative faculties.- In regard to general powers to exercise acts of ownership, it shall be sufficient that these be given with that character for the agent to have all the faculties of an owner, both in regard to the property and in terms of initiating all kinds of procedures to defend it.- When, in the three aforementioned cases, there is an intention to limit the faculties of agents, the limitations shall be specified, or the powers will be of the Special type.- Notaries are to insert this Article in all copies of Powers of Attorney which they authorize".---

FEDERAL LAWS ON NOTARIES PUBLIC---

ARTICLE SIX.- It is the duty of a notary public-------------------------------

Section VI.- To act as a notary at the foundation and other actions anticipated by the General Law on Corporations, including those at which organic representation is attested.-

Section VII.- To inspect and certify copies of policies or documents which have been issued under their auspices, as well as documents they may have seen which are of the types referred to in Articles 33 to 50 of the Business Code, and

- **Section VIII.** - Any other functions indicated in this or other laws or regulations.------

ARTICLE EIGHTEEN.- A "Policy" is an instrument written up by the notary to attest, within it, a legal action, agreement or commercial contract, in which he is authorized to intervene as a Notary.- "A certificate is the written record of a legal fact of a commercial nature.- Certificates (actas) and policies authorized by notaries <u>are public instruments</u> and the notations in their registries and certified copies and other copies of policies, certificates and records issued, in which he is authorized to intervene as a Notary, are public documents which constitute full proof of contracts, legal actions and respective facts.- The Notary may issue certified copies of the policies and certificates in which he has played a part, provided that they are found in his files and in the corresponding registry book.--------------

-----------------**REGULATIONS OF THE FEDERAL LAW ON NOTARIES PUBLIC**---------------

ARTICLE SIX.- For the purposes of Sections five, six, seven and eight of Article six of the Law, when in laws or regulations reference is made to a "public commercial attestor", "document", "Registry",

"appendix" and "formalization", it will be understood that a Public Commercial Attestor is being referred to, the "**policy or certificate authorized by a notary which he keeps in his files**", to any "**books which the notary keeps as part of his functions**", to the "**files of a notary public or to the index of documents that the notary gathers for each policy or certificate, and which correspond to the same**" and to the action of "**formalizing some action or recounting a fact in an instrument before a notary**", respectively... For the purposes of Article six, Section six, of the Law, entire and complete representation is understood to be that which comprises documents related to the naming of and granting of faculties of the company's representative bodies, whether they be the Board of Directors, its members, administrators or Sole Administrators and managers, provided that what is in question are functionaries of the Company, since it is these who "organically" represent the company, and which is effected in the act of establishing the company, or subsequently by a resolution of the Meeting, Council, Administrator or Company governing body which has powers for granting said nomination of officials of organic structure in keeping with the applicable legislation. -

With the exceptions and prohibitions dictated by the Law, for the purposes of Article Six, Section Five, it is understood that the Notary Public may exercise his functions in those contracts, Agreements, or juridical actions or deeds in which a businessperson intervenes on his own behalf or by means of a representative; when the contract, agreement or legal action or deed is contemplated in a business law; when business matters, or commercial actions or effects are in question; when the contract, agreement, action or legal deed is contemplated in a law that specifies business matters, when the contract, agreement, legal action or deed is a means for the exercise of the businessperson's commercial activity; and in any case of matters of commercial traffic. -

ILLEGIBLE SIGNATURE OF EDUARDO LINO BOULLOSA ALVAREZ REPRESENTING AMERICAN INTERNATIONAL VENTURES, INC.- ILLEGIBLE SIGNATURE OF EDUARDO LINO BOULLOSA ALVAREZ.- THE SIGNATURE AND SEAL OF THE NOTARY SEAL. THIS IS THE FIRST CERTIFIED COPY UNDER POLICY NUMBER 9438/2013 OF THE JOURNAL OF NOTARIAL DEEDS AND POLICIES NUMBER FIVE, WHICH ORIGINAL DOCUMENT IS ON FILE AND IT IS ISSUED FOR THE USE OF "AIVN DE MEXICO" AN ANONIMOUS COMPANY OF VARIABLE CAPITAL; IT IS CONTAINED IN FIFTEEN PAGES AND ATTACHEMENTS LABELED WITH THE LETERS "A", "B" AND "C". I ATTEST. -

TIJUANA, BAJA CALIFORNIA, MEXICO, FEBRUARY 7th, 2013. -

FIRST NOTE. ATTACHED TO THE FILE OF THIS DOCUMENT A CERTIFIED COPY OF THE FEDERAL TAX ID NUMBER CARD FOR THE COMPANY AS ATTACHMENT "D". -